UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 15, 2016 (August 9, 2016)

Calpian, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Texas	000-53997	20-8592825
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 North Akard Street, Suite 2850, Dallas, Texas	75201
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (214) 758-8600

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders

On August 9, 2016, the Company held a special meeting of shareholders pursuant to notice duly given. At the special meeting, the Company submitted for approval by its shareholders a proposal to change the Company’s name to “MoneyOnMobile, Inc.” through the filing of an amendment to its certificate of Formation - For-Profit Corporation. The results of the voting for this proposal were as follows:

Name Change Proposal: Approval of Amendment of Certificate of Formation - For-Profit Corporation To Effect Name Change:

For:	38,332,716	*
Against:	5,000
Abstain:	11,450

*
Includes votes received from holders of (i) 33,676,153 shares of Company Common Stock (ii) 2,001 shares of Company Series D Convertible Preferred Stock, which vote on an as-converted basis with the Common Stock and represent 3,335,807 votes, and (iii) 2,100 shares of Company Series E Convertible Preferred Stock, which vote on an as-converted basis with the Common Stock and represent 1,320,756 votes.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

CALPIAN, INC.

Date: August 15, 2016	By:	/s/ Scott S. Arey
Scott S. Arey Chief Financial Officer